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                                                                    [EXHIBIT 24]

                               POWER OF ATTORNEY
                               -----------------


     We, the undersigned officers and trustees of e~navigator Fund (the "Trust"), hereby severally appoint Fred Zimmermann, Rich DeSantis and Bernadette Finn and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to the initial registration statement on Form N-1A filed September 23, 1998 by the Trust (File Nos. 333-64061, 811-9015), and generally to do all such things in our names and on our behalf in the capacities indicated below to enable the Trust to comply with the provisions of the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to all amendments to said registration statement.

     Witness our hands and common seal on the respective dates set forth below.
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      /s/ Hanson C. Robbins           Trustee                   January 13, 1999
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   HANSON C. ROBBINS



      /s/ Patricia P. Baillieul       Trustee                   January 13, 1999
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   PATRICIA P. BAILLIEUL